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                                                                    Exhibit 4.33

      SUPPLY AND INSTALLATION AGREEMENT OF VIDEO THROUGH DSL (IPTV) SYSTEM

                           ENTERED INTO BY AND BETWEEN

                     MAXCOM TELECOMUNICACIONES S.A. DE C.V.
                                       AND
                ALCATEL BELL N.V. AND ALCATEL MEXICO S.A. DE C.V.

                                 DECEMBER, 2006

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SUPPLY OF GOODS AND SERVICES AGREEMENT IN CONNECTION WITH VIDEO SOLUTION THROUGH
DSL (IPTV) (HEREINAFTER "THE PROJECT"), ENTERED INTO BY AND BETWEEN MAXCOM TELECOMUNICACIONES S.A. DE C.V (HEREINAFTER THE "CUSTOMER"), REPRESENTED HEREIN BY JORGE LOPEZ AGUADO JIMENO, ALCATEL MEXICO S.A. DE C.V. IN CHARGE OF LOCAL SUPPLIES AND SERVICES (HEREINAFTER "ALCATEL MEXICO"), REPRESENTED HEREIN BY FEDERICO GUILLEN MONINO, AND ALCATEL BELL N.V., IN CHARGE OF FOREIGN GOODS AND SOFTWARE UNDER CIF CONDITIONS (HEREINAFTER "BELL"), REPRESENTED HEREIN BY FEDERICO GUILLEN MONINO, AND WHENEVER "ALCATEL MEXICO" AND "BELL" ARE REFERRED
TO JOINTLY, THEY SHALL BE CALLED "ALCATEL", FORMALIZED IN ACCORDANCE WITH THE FOLLOWING RECITALS, ANTECEDENTS AND CLAUSES.

                                    RECITALS

I.   WHEREAS, CUSTOMER represents through its Agent that:

a) It is a company duly established according to the laws of the United Mexican States under the original name of Amaritel, S.A. de C.V., as evidenced in Public Deed No. 86,115 dated February 28, 1996, granted before attorney Ignacio Soto Borja, Notary Public number 129 for the Federal District and recorded in the Public Registry of Commerce for the Federal District under mercantile folio number 210585 on June 11, 1996, and that the execution of this Agreement comes within its corporate purpose.

b) On February 9, 1999 its corporate name was changed to Maxcom Telecomunicaciones, S.A. de C.V., as recorded in Public Deed No. 55,145 dated February 9, 1999, granted before attorney Miguel Alessio Robles, Notary Public number 19 for the Federal District, and recorded in the Public Registry of Commerce for the Federal District under mercantile folio number 210585 on March 16, 1999.

c) Its Agent has the capacity and authority to bind the company in terms of this Agreement, as evidenced in public deed No. 56,631 dated October 11, 2002, granted before Notary Public Number 16 for the Federal District, attorney Carlos Catano Muro Sandoval, and that such powers have not been amended, restricted or revoked in any way whatsoever.

d) For the purposes of this Agreement its conventional address is that located at Guillermo Gonzalez Camarena No. 2000 Col. Centro de Ciudad Santa Fe, C.P.01210 in Mexico, Federal District;

II.  WHEREAS, ALCATEL MEXICO represents through its Agent that:

a) It is a company duly established in accordance with the laws of the United Mexican States as evidenced in Public Deed No. 57593 dated April 26, 1984, granted before Notary Public number 3 for Mexico City, Federal District, Attorney J. Claudio Ibarrola Muro; recorded in the Public Registry of Property of Cuautitlan Izcalli, State of Mexico, under entry number 40, volume III, book Y, Commerce Clause;

b) Its Agent has the capacity and authority to bind the company in terms of this Agreement, as evidenced in public deed No. 120,224 dated November 6, 2003,

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     granted before Notary Public No. 116 for the Federal District, Attorney
     Ignacio Morales Lechuga, and that such powers have not been amended, restricted or revoked in any way whatsoever;

c) For the purposes of this Agreement its conventional address is that located at Avenida Ciencia N(degrees) 13, Fraccionamiento Industrial Cuautitlan Izcalli Estado de Mexico;

d) It has the economic, financial and administrative capacity, as well as the know-how and specialized personnel, to bind itself in terms of this Agreement.

III. WHEREAS, ALCATEL BELL represents through its Agent that:

a)   It is a company duly established in accordance with the laws of Belgium.

b) Its Agent has the capacity and authority to bind the company in terms of this Agreement, as evidenced in the document attached to this Agreement;

c) For the purposes of this Agreement its conventional address is that located at Copernicuslaan 50, 2018 Antwerp, Belgium;

d) It has the economic, financial and administrative capacity, together with the know-how and specialized personnel, to bind itself in terms of this Agreement.

IV. NOW, THEREFORE, the Parties represent through their legal representatives that:

a) They shall commence implementation of the obligations established herein prior to enter into the terms and conditions agreed by the parties, which shall serve as grounds for the execution of the Credit Agreement for purchasing of the Goods (the Financing Terms Sheet).

b) They shall use their best efforts to enter into the Financing Terms Sheet as soon as possible.

c) In the event that: (i) the advance mentioned in clause 5.6 has not been paid on December 28, 2006, and that mentioned in clause 5.7 on December 21, 2006 and/or (ii) the Financing Terms Sheet has not been executed and/or
     (iii) this Agreement has not been entered into; then the dates of commitment for Alcatel to deliver the System as established in clause 7 of the Commercial Agreement and clauses 2.3 and 12.5 of hereof, shall be extended by means of a written agreement between the parties.

                                  ANTECEDENTS

          1. On October 11, 2006, Customer, Alcatel Mexico and Alcatel Bell formalized a Commercial Agreement providing for the terms and conditions under which Alcatel Mexico and Alcatel Bell would supply Customer with a solution allowing the latter to provide video Through DSL (IPTV) services (hereinafter the "Commercial Agreement" ).

          2. On October 24, 2006, Customer issued certain Purchase Order number 7000002816 to Alcatel Bell in the amount of USD$7,812,730.96 (seven million eight hundred and twelve


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               thousand seven hundred and thirty 96/100 U.S. dollars), plus the corresponding Value Added Tax.

          3. On October 24, 2006, Customer issued certain Purchase Order number 7000002817 to Alcatel Bell in the amount of USD$ 2,693,
               598.36 (two million six hundred and ninety three thousand five hundred and ninety eight 36/100 U.S. dollars) plus value added tax.

                                     CLAUSES

1    DEFINITIONS

1.1 For purposes of this Agreement, the terms hereinbelow listed shall have the following meanings, and should be thus understood when interpreting this Agreement, whether used in singular or plural form or in the masculine or feminine gender:

     "ACCEPTANCE" shall have the meaning assigned thereto in the Plan of Record ("POR"), attached to this Agreement as Exhibit 1;

     "CERTIFICATE OF ACCEPTANCE" shall have the meaning assigned thereto in the POR and Clause 11 of this Agreement.

     "PROOF OF ACCEPTANCE" shall have the meaning assigned thereto in the POR and Clause 11;

     "AFFILIATE" with respect to either of the Parties shall mean: (I) an entity which any of the Parties controls, either directly or indirectly, (II) an entity which controls any of the Parties, either directly or indirectly,
     (III) all entities controlled, either directly or indirectly, by any entity to which item (ii) above refers. For the purposes of the present definition "control" means possessing, directly or indirectly, the majority votes or rights for adopting decisions at any time during the term of this Agreement, though a majority of the shares entitled to vote or the voting rights;

     "BUSINESS DAY" shall mean any day on which the banks are open in Mexico;

     "CUSTOMER SITES" shall mean the locations listed in Exhibit 1;

     "CUSTOMER PLANT EQUIPMENT OR "CPE" shall mean the set top boxes and DSL gateway, as defined in Exhibit 1;

     "GOODS" shall mean the Equipment, Software and Technical Assistance comprising the IPTV System, delivery of which shall be the responsibility of Alcatel hereunder;

     "EQUIPMENT" shall mean any equipment, material or components supplied by Alcatel to Customer under this Agreement, according to the POR;

     "SERVICES" shall mean the assistance in implementing the System, as detailed in the POR;

     "SOFTWARE" shall mean the entire programming supplied by Alcatel to Customer hereunder, as detailed in the POR;

     "THIRD PARTY SOFTWARE" shall mean all the programming to be supplied by Alcatel


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     subcontractors and/or Alcatel to Customer under this Agreement;

     "OTHER COMPONENT" shall mean all hardware, software or services not delivered by Alcatel, but which are required as part of Customer's environment in order for the System to function correctly, and which shall require Alcatel to integrate and install the System or provide the Services, as established in Clause 4 hereof and detailed in the POR;

     "POR" shall mean the "Plan of Record", as mentioned in Clause 3, as established in Exhibit 1 hereto;

     "FAILURE" shall mean any deviation in System operation from the parameters established in the POR, and in accordance with Failures A, B and C hereinafter defined;

     "FAILURE A" shall mean that the System has collapsed completely, resulting in the impossibility of watching videos or using services, i.e. the impossibility of watching TV (all or substantially all of the subscribers), inability to purchase and/or see VOD (all or substantially all of the subscribers), inability to codify VOD and/or transmission services; inability to register new subscribers to the service; loss of invoicing functions, inability to access the user application interface (all subscribers) or violation of DRM security at 10% of unauthorized subscriber access, affecting the content availability of content suppliers;

     "FAILURE B" shall mean any problems affecting the main functions (such as EPG or VOD), the occasional loss of video or services, i.e. intermittent restarting of the STB, freezing and lack of intermittent response of the STB, occasional defects in the user interface (that is, it doesn't work as requested, for example, purchase of film by the subscriber, one cannot see a film, tries again and it works correctly), events without input or log are not being generated, the administrative functions do not work but in some way there is alternate working availability, (that is, provision to the subscribers cannot be performed manually, but the automated customer service system works);

     "FAILURE C" shall mean any problems reported affecting specific functions which are not essential, when the condition of error is not critical for continuing the operation, such as, for example, minor questions of video quality (for some subscribers, intermittently), a slow response on some occasions (for some subscribers, intermittently), the user interface is not consistent (design, colors, logotypes, navigation) but usable, the logs are being generated intermittently, or for requesting technical information and procedures in connection with the product.

     "FORCE MAJEURE EVENT" shall have the meaning assigned thereto in Clause 21 hereto;

     "COPYRIGHTS" or "IP RIGHTS" shall mean, in any jurisdiction within the
     Territory:

     (i) patents, registered or unregistered trademarks, service brands, applications and rights applicable to any thereto, databases, copyrights (including but not limited to, related rights and copyrights in software), know-how, designs and inventions;

     (ii) licensed rights, agreements, orders or any other issues related to the rights in item (i) above; and


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     (iii) any rights of a nature similar or related to any of the foregoing;

     "MS END USER LICENSING AGREEMENT" shall mean the "Software Licensing Terms of Microsoft/IPTV Servers of Microsoft" to be formalized between Customer and Microsoft, with respect to use of the MS IPTV Product, as established in Exhibit 4;

     "MS IPTV PRODUCT" shall mean the Microsoft computer programming supplied under the MS Licensing Terms, required to provide the IP television services with the System and to be provided by Alcatel Bell;

     "MS LICENSING TERMS" shall mean the terms and conditions applicable to the Microsoft IPTV Product, as established in Clause 19 and the End User Licensing Agreement;

     "COMMERCIAL AGREEMENT" shall mean the agreement executed by the parties on October 11, 2006, in which the terms and conditions under which the video through DSL (IPTV) solution, attached hereto as Exhibit 8, would be provided;

     "PROJECT MANAGER" shall mean the managers who have been appointed by the parties in accordance with Sections 9.2, 9.3 hereof and the POR;

     "MEMBERS OF THE PROJECT TEAM" shall mean those individuals appointed by the Parties to participate in the performance of this Agreement, as listed in the POR;

     "PRICE OF THE PROJECT" shall mean the amount to be paid by Customer in accordance with this Agreement, as established in Clause 5, and Exhibit 3 hereto;

     "SCOPE OF THE PROJECT" shall have the meaning assigned thereto in Clause
     2.1 hereto;

     "EQUIPMENT OF THE SERVER" shall mean the hardware of the server as defined in the POR;

     "SUB-CONTRACTORS" shall mean the Alcatel sub-Contractors, in accordance with Clause 25.2.2;

     "SOFTWARE SUPPORT AND ASSURANCE AGREEMENT" shall mean the Software Support and Assurance Agreement to be executed by the Parties in accordance with the POR;

     "SYSTEM" shall mean the IPTV/VoD solution based on the following elements:
     Headend, Middleware (Microsoft TV (MSTV platform), Transport Network, Access Network, Data Network and the User Subscription Handler, as detailed in the POR;

     "TERRITORY" shall mean the geographic area of the Mexican Republic;

     "USED EQUIPMENT" shall mean any electric and electronic equipment (I) supplied by Alcatel to Customer under this Agreement, or any other equipment which Alcatel replaces with new Alcatel equipment (II) which is no longer used by Customer or its own end users (end of life), and (III) in connection with the obligation of Alcatel to gather in accordance with law, the regulations or national or supranational legislation applicable on the gathering of electric and electronic equipment waste, or any amendment thereto.


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     "PURCHASE ORDERS" shall mean documents issued by Customer, which shall include the specifications referred to in Exhibit 3 hereto.

     "EQUIPMENT RECYCLING AND/OR WASTE" As per the provisions of Exhibit 8 to this Agreement, the parties agree that in the event the contents of such Exhibit are applicable, the expenses generated in their application shall be for the account of Alcatel.

     "PAYMENT TERMS AND CONDITIONS" shall mean the terms and conditions of payment established herein and agreed upon by the parties.

2    SCOPE OF THE PROJECT

2.1 According to the terms of this Agreement, Alcatel undertakes to supply the IPTV/VoD solution based on the Microsoft TV (MSTV) platform and other elements of the System, at the Sites of Customer, which solution consists of Goods to be incorporated in the network of Customer through the provision of Services, to the extent defined in the Commercial Agreement, in order that Customer is able, in turn, to provide IPTV/VoD services in the Territory to its subscribers. Customer likewise undertakes to accept the System and pay the price thereof, in accordance with the terms of this Agreement and Exhibits thereto.

2.2 For implementation of the System, Alcatel Bell shall supply Goods and Alcatel Mexico shall supply the Services and local supplies.

2.3 In accordance with the terms and conditions of this Agreement and Exhibits thereto, Alcatel agrees that Customer may offer the IPTV services to its customers as from March 16, 2007, and shall therefore inform Customer in writing in connection therewith. In this case Alcatel shall receive as additional fee compensation 2% (two percent) of the total amount of Purchase Orders Nos. 7000002816 and 7000002817, that is, the amount of USD $10,506,329.32 (Ten Million Five Hundred and Six Thousand Three Hundred and Twenty Nine U.S. Cy.).

2.4 The Parties agree that in the event there is any discrepancy between the terms and conditions of this Agreement and those established in the Commercial Agreement, the terms and conditions contained in this Agreement shall prevail.

3    PLAN OF RECORD (POR)

3.1 The POR is the detailed implementation plan for the display and start-up of the System, including among other things, a detailed description of the System.

3.2 Any change to the POR shall be evidenced by written agreement between the Parties, in accordance with Clause 22.3 hereto.

3.3 The Parties hereto agree that should any unforeseen questions arise in connection with the display and that Alcatel is not informed on time, or that Customer demand changes in the configuration of the System and changes be required in the POR, the foregoing could suppose adjustments such as a review of the Agreement price established for Goods and Services and the delivery


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     program, among others.

4    OTHER COMPONENTS

4.1  GENERAL

The Parties agree that for purposes of this Clause, any hardware, software equipment or third party services provided by Alcatel shall not be considered as Other Components.

     4.1.1 Unless otherwise specified in this Agreement, Customer shall be responsible for acquiring all the hardware, software and/or services not delivered by Alcatel, but required as part of Customers environment in order for the System to function properly, and which Alcatel requires to integrate and install the System or provide the Services (hereinafter "Other Components"). The Parties agree that Customer shall be the sole owner, lessee or licensee of any Other Components used by it and which Alcatel requires in order to comply with the terms and conditions of this Agreement and the exhibits thereto, and therefore Customer shall retain the financial and administrative responsibility for such Other Components.

     4.1.2 Customer guarantees that any Other Component, instruction or information (such as interface information) provided by Customer to Alcatel shall not result in Alcatel violating any Third Part's Copyright. Customer should, in any case, indemnify Alcatel for any claim for Copyright violation which arise from the use thereof by Alcatel.

     4.1.3 The Parties agree that some of the guaranties of the Other Component's manufacturer or the terms and conditions of the Service Agreement of such Other Components may be cancelled in the event Alcatel or any person other than the manufacturer or its authorized representatives manipulate same. Therefore Alcatel assumes no responsibility whatsoever for the guarantees of third parties nor for any consequence which the Goods and/or Services might have on such guarantees. The Other Components shall be exclusively subject to the terms and conditions agreed between Customer and such third party

     4.1.4 Alcatel shall have no obligation whatsoever to perform any services should any Other Component fail to satisfy any local regulation.

4.2  INTEGRATION OF THE SYSTEM WITH OTHER COMPONENTS

     4.2.1 Alcatel shall engage in reasonable efforts to consult and, as applicable, cooperate with suppliers of Other Components and with those which Alcatel must work to comply with the specifications or requirements of the System, such as manufacturers of set top boxes which have not been recommended by Alcatel, together with other independent hardware and software suppliers.

     4.2.2 Alcatel may provide access to the interfaces and other records reasonably required to achieve such inter-operability. The obligations of Alcatel shall be conditional on the reasonable and timely cooperation of Customer and of third party suppliers to achieve such inter-operability. Customer shall make the necessary efforts in order that such third parties


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          cooperate reasonably with Alcatel in the supply of such services.
          Alcatel may require that each third party formalize a confidentiality, license or other agreement reasonably acceptable to both parties in order to provide such services.

     4.2.3 Alcatel may only recommend to Customer the Set Top Boxes and ADSL 2+ modems previously approved by the parties.

5    PROJECT PRICE, TAXES AND PAYMENT CONDITIONS

5.1 The Price of the project has been established in the Commercial Agreement and is subject to the assumptions, terms and conditions defined in such Agreement. For Project implementation Customer shall issue the Purchase Orders mentioned in this Agreement and in the Exhibits thereto.

5.2 Prices for the Goods to be supplied by Alcatel Bell have been established in the CIF conditions (Incoterms 2000) to be delivered at the port of entry agreed by the Parties.

5.3 Prices for the Goods and Services of the System shall be based on the technical suppositions as listed in this Agreement and in the Commercial Agreement, and shall remain in force during the term of this Agreement. Any modification to the technical and/or commercial conditions may result in adjustments to the Price of the Project and, as such, is subject to an amendment to this Agreement, in accordance with Clause 22.

5.4 The Parties hereto have agreed on the implementation of a credit by Calyon Francia Bank for payment of the Goods, to be granted by Alcatel Bell.

5.5 All payments shall be made without any withholding or deduction whatsoever, in U.S. Dollars. Should any equivalent to be determined in Pesos in any other document, this shall be exclusively for informative purposes.

5.6 Invoicing and payments between Alcatel Mexico and Customer shall be carried out as follows:

     Services, shall be paid in the following manner:

     An advance of 15% (fifteen percent) on the Purchase Order, 15 (fifteen) days following acceptance thereof and after presentation of the respective invoice. This payment shall be made by means of a wire transfer to the account of Alcatel Mexico, S.A. de C.V., according to the following instructions:

     Bank: ABN Amro Bank
     Location: Park Av. New York N.Y.
     Account No. 456060392941
     Swift code ABNAUS33.

     The remaining 85% (eighty-five percent) of the purchase order shall be paid at 45 (forty-five) days, counted as from the date of the letter of acceptance of the System and in accordance with Maxcom invoicing and payment policies, against the corresponding invoice and by means of a wire transfer according to the banking instructions detailed above.


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5.7  Invoicing and payments between Alcatel Bell and Customer shall be as follows:

     In the event of Goods, an advance of 15% (fifteen percent) on the Payment Order addressed to Alcatel Bell, shall be paid 15 (fifteen) days following the latter's acceptance, and once submited the respective invoice. This payment shall be made by means of a wire transfer to the account of Alcatel Bell N.V., as follows:

     Bank: ABN Amro Bank
     Location: Park Av. New York N.Y.
     Account No. 456060351141
     Swift code ABNAUS33.

     The remaining 85% (eighty-five percent) of the Purchase Order for the respective Goods shall be paid as per the financing schedule of the Caylon Francia Bank, following prorrata dispositions of shipments made against submiting, by Alcatel Bell N.V. to the Calyon Francia Bank, of the invoice, shipping documents and packing list.

5.8 The Parties hereto agree that the amount established in Clause 2.3 of this Agreement shall be paid 30 (thirty) days following the presentation date of the respective invoice.

5.9 Outstanding payments shall be subject to interest as from maturity date thereof until payment in full of the amount owed to Alcatel based on the LIBOR INTERBANK RATE FOR EURO/6 MONTHS + 300 BPS( BASE POINTS)]. Without prejudice to the foregoing, in the event Customer effects no payment on the due date and/or fails to pay the corresponding amounts within fifteen (15) days following the formal requirement for payment, Alcatel may suspend the Services and/or part or all of the deliveries of Equipment or Software until such time as payment is made. Alcatel shall not be responsible for delays arising from suspension of the Services and/or the suspension of Equipment or Software deliveries due to default on payment by Customer.

5.10 The Parties hereto agree that, with respect to the importation transaction, process, Alcatel Mexico shall pay all taxes, duties and contributions corresponding to Customer under current applicable law and which can be made by Alcatel Mexico, and shall also cover expenses incurred by the customs agent and carriers, and shall therefore be responsible for any imports.

     Once the respective payments have been made, Alcatel Mexico shall submit invoices to include all proof evidencing the import transaction (Original waybills, customs agent costs, freight costs, certificates of origin, etc.) which shall be payable 30 (thirty) days following their filing for review at Customer's facilities.

     Importation by Alcatel Mexico must comply with all requirements of our country's customs legislation, together with payment of Treasury contributions incurred during the importation process of merchandise.

     The obligation of Alcatel Mexico in Customer's import operations must apply correctly in each case the certificates of origin of the equipment, customs tariffs, letters of no-commercialization, NOMs (if applicable) sectorial registers (if applicable), descriptions of the equipment and all documentation which may be required for the due entering the country of the equipment and/or software.

     The following issues shall be considered:


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          -    Validation and use of the correct tariff classifications

          -    Filing of a Certificate of Origin ( if applicable )

          -    Commercial invoice

          -    Packing list

          -    Series numbers

          -    Original bill of lading

          - Original airwaybill ( if by air ) or Letter of Carriage ( if by land )

          - Documents verifying a breakdown of Customs costs and operating expenses.

          - Letters of no-commercialization and/or translation letters as necessary, which should be issued by Alcatel Mexico and delivered to Customer for authorization by the legal representative.

          - Advising by Alcatel Mexico whether merchandise requires sectorial registration in order to process it in due course, in which case the supporting and resolving intervention of Alcatel Mexico before the Customs authorities shall be necessary in order for Customer to obtain such sectorial registration (as applicable)

     In the event Treasury and Customs authorities find any errors in the importation process, whether a wrong tariff classification, the misuse of Certificates of Origin, erroneous descriptions, etc., within the bill of lading, Alcatel Mexico shall be obligated to clarify, resolve and pay such authorities and hold Customer harmless, without any charge thereof to Customer.

     Alcatel Bell shall provide Alcatel Mexico all the correct documentation for the importation process. Delays arising due to the lack of documentation for entering Mexico shall be the full responsibility of Alcatel Mexico, without these expenses understood as delays, storage, etc., being payable by Customer.

     Likewise, due to the fact that Alcatel Bell provides the CIF conditions in accordance with the Incoterms 2000 definition of the International Chamber of Commerce as regards equipment, Alcatel Mexico shall provide that prices of importation services to be supplied in national territory shall be DDP, in accordance with the Incoterms 2000, providing that Alcatel Mexico shall effect the entire entering process on behalf of Customer and provide insurance for the merchandise until this is delivered at Customer's facilities indicated by the latter, and therefore the risk of loss shall be covered up to delivery at the final destination.

5.11 Should either of the Parties be obligated to pay directly any tax corresponding to the other under applicable legislation and this Agreement, such Party undertakes to reimburse such taxes in full including the expenses, duties and other taxes resulting from such reimbursement in the same currency used by the former, within 30 (thirty) days following the payment by the other Party upon presentation of evidence thereof.

5.12 In the event that, subsequent to execution of this Agreement, a change in the law, regulations or decree from a competent authority implies additional costs for Alcatel as regards supply of the Goods and/or Services, or in conection with the performance of any work or of any temporary or urgent work, Customer shall assume responsibility for and pay such expenses. The Parties shall meet for the purpose of examining, in good faith, the possibility of mitigating the consequences of such change in legislation on the implementation of the


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     Agreement.

6    DELIVERY AND TRANSFER OF OWNERSHIP.

6.1 The Goods of the Project shall be delivered CIP according to Incoterms 2000 of the International Chamber of Commerce.

6.2 Unless otherwise resolved in writing, the ownership of the Goods shall pass to Customer upon termination of the respective Tests of Acceptance, in accordance with the guidelines established in the POR.

7    COOPERATION

7.1 Supplying of the System shall require active and continuous cooperation between Alcatel and Customer. The Parties shall implement a work team with qualified members and the necessary experience, providing same with sufficient information on this Project in order that, if necessary, they may supply all the information which the Parties may require in connection with the System.

7.2 The Parties agree that the POR and/or the Services to be rendered may include counseling and recommendations. All decisions in connection with the implementation of such counseling and recommendations shall be adopted in accordance with Clause 22.3 hereof.

7.3 In order for Alcatel to be able to comply with its obligations under this Agreement satisfactorily, Customer shall collaborate in all stages of the Project.

7.4 Customer shall deliver to Alcatel all materials and information which the latter may reasonably require at any time as specified in this Agreement, or those others required in order for Alcatel to perform its obligations correctly. Customer shall ensure the exactness and integrity of such information and shall assume any consequence which may result from inexact or incomplete information provided to Alcatel.

7.5 The Parties agree that Customer may grant Alcatel a non-exclusive, non-transferable and free license to use any Works protected by copyright, author's rights, inventions, patents, computer programs and information (such as interface information), for the sole purpose of Alcatel complying with its obligations under this Agreement and, as applicable, ensuring that its employees and sub-contractors are aware of such information and data, which shall be maintained under the strictest confidentiality. In the event that such license is not granted and is required for due compliance with the System, Alcatel shall not be responsible for implementing same, nor for any other obligation referred to in this Agreement, therefore no penalization whatsoever may be applied thereto and it may, at its option, terminate this Agreement.

7.6 Customer shall provide through its own personnel or ensure the provision of, the buildings, facilities, equipment, work, services and access thereto required for Alcatel to access same through its own personnel for compliance with its obligations. Failure to comply with the provisions of this Clause may result in the delay of Goods and/or Services. Customer shall permit Alcatel access as may be required, to inspect the Site of Customer prior to the installation. Customer shall be responsible for ensuring that the Site of Customer is ready for installation,


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     whether or not Alcatel effects a previous inspection, and notwithstanding any findings which Alcatel may or may not have informed on such occasion.

7.7 The Parties understand that performance of each one depends on the prompt and efficient implementation of its responsibilities under this Agreement, and the opportune decisions and approvals adopted by each in order to comply with this Agreement.

7.8 On carrying out their obligations hereunder, the Parties shall be entitled to validate any instruction, authorization, approval or information received from the other Party through the latter's Project Manager or, as regards the areas of competence specifically identified by the Project Manager, any other Member of the Project Team, as the one having the authority to provide such instruction, authorization, approval or information in the name of each party hereto, within the area of competence of such person.

8    ASSUMPTIONS AND DECISIONS

8.1 The assumptions considered for the formalization of this Agreement and, specifically, the definition of System scope and prices, shall depend on the exactness of the information provided by the Parties and established in the Commercial Agreement, together with that included in the POR; therefore should discrepancies exist in the information provided by Customer, Alcatel reserves the right to amend the scope and prices of the System.

8.2 The Parties shall mutually provide such documents, reports and other information required or desirable in order for the other party to verify any provision established hereunder. Should it be reasonably determined as a result of such review that any assumption provided by the party delivering same is inexact in any material aspect, the other Party shall be advised of the estimated impact of such inexactness. The Parties agree to provide mutually acceptable alternatives and, as applicable, make any reasonable adjustment to their obligations, by entering into an agreement amending this Agreement.

9    PROJECT MANAGEMENT

9.1 Management for implementation of this Agreement shall take place in accordance with the POR.

9.2 Each Party shall appoint its respective Project Manager, who shall be responsible for complying with this Agreement insofar as regards the Party who appointed him, and shall have full authority to adopt technical decisions.

9.3 Each Party agrees to promptly inform the other Party should the Project Manager be replaced; however the Parties shall endeavor to maintain their continuity and not replace any of them without cause. The Parties shall have a process to enter communication at internal level between Customer and Alcatel managements, and the Parties hereto any appoint additional persons of contact should either of the Parties so require.

9.4 In the event any of the Members of either of the teams be unable to continue supplying the service, the Party concerned shall appoint the new member and notify the other Party accordingly.


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9.5  The Project Managers appointed by the Parties shall keep such Parties informed on the progress of System implementation at least once a week.

10   INSTALLATION

10.1 Installation of the System at the Sites of Customer shall be carried out in accordance with the procedures established in the POR. Customer should in any case have previously prepared the respective Sites, in accordance with the POR.

11   PROCEDURE FOR ACCEPTANCE OF THE SYSTEM

11.1 Upon termination of System installation, and in accordance with the timing program established in the POR, Alcatel shall convene Customer in writing to effect the Acceptance Tests. The Acceptance Tests shall take place in accordance with the POR, within the terms therein specified.

11.2 In the absence of any Failure A, or if the number of Failures B does not exceed 5 (five), the System shall not be rejected, always providing that Alcatel resolves such defects and deficiencies within 30 (thirty) days thereof, or within a reasonable term agreed by the Parties.

11.3 In the event of any Failure A, or should the number of Failures B exceed 5
     (five), Customer shall address a report to Alcatel listing the Failures and shall allow a minimum limit of 30 (thirty) days for Alcatel to correct such Failures. Alcatel shall correct any Failures promptly and again propose the System for effecting the Acceptance Tests within the term established therefor, and once the tests are successfully passed, the Certificate of Acceptance shall be signed and delivered.

     Once the Acceptance tests have been made, Customer shall be informed in writing and shall respond within a term of 7 days, granting the corresponding acceptance.

11.4 In the event the foregoing does not occur, the System shall be considered to have been accepted by Customer if (I) Customer, despite having been previously informed by Alcatel, fails to attend the Acceptance Tests, and such test is successfully carried out solely by Alcatel (i.e. as described in clause 11.2), (II) Customer fails to sign the certificate of acceptance 3 (three) days after the Acceptance Tests are successfully concluded, (III) Customer shall commence "launching the product on the market" of the services (as defined in the POR), or (IV) should the System fail to pass the Acceptance Tests once the following have been duly verified:

     11.4.1 Failures of the Other Components;

     11.4.2 Defective information or data supplied by Customer;

     11.4.3 Inadequate operation of the System by Customer;

     11.4.4 Any other reason not attributable to Alcatel and/or its Subcontractors.


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12   PENALTIES FOR DELAY

12.1 In the event of delay in the presentation date scheduled for the System for the Acceptance Tests, as established in the POR, for reasons attributable to Alcatel and not for circumstances outside the reasonable control of Alcatel, then Customer shall be entitled to claim a conventional penalty equivalent to 0.16% (zero point sixteen percent) of the price of that portion of the System to be presented for the Acceptance Tests by the last date referred to in the conditions, by additional Business Days of delay, up to a maximum of 5% (five percent) of such price.

12.2 In the event of delays originated by any default of Customer, Alcatel shall be entitled to postpone its compliance in accordance with this Agreement, for a term equal to that which Customer has incurred in delay.

12.3 The Parties hereto agree that the conventional fines herein established are considered a preliminary estimate of the potential damages, and Customer is therefore released from its obligations to verify the occurrence and the amount thereof. Therefore, the Parties agree that payment of such fines shall release Alcatel from its liability and shall represent full compensation for any claim by Customer with respect to any responsibility of Alcatel. The amount resulting from the fines cannot be deducted from any amounts owed to Alcatel, and shall be paid by Alcatel to Customer by wire transfer within 90 (ninety) days following the reaching of an agreement as to its amount.

12.4 In the event Alcatel fails to pay the fines in acordance with the provisions of the preceding paragraph, outstanding payments shall be subject to interest as from maturity date thereof and until full payment has been received from Alcatel, calculated on the LIBOR ESTABLISHED INTERBANK AMOUNT OF THE EURO RATE/6 MONTHS + 300 BPS P.A. ( BASE POINTS).

12.5 In the event Customer fails to offer the IPTV services to its customers as from April 1, 2007, Alcatel shall pay a penalty equal to 0.16% (zero point sixteen percent) for each day's delay to a maximum of 5% (five percent) over the total amount of Purchase Orders Nos. 7000002816 and 7000002817, that is, the amount of USD$10,506,329.32 (Ten Million Five Hundred and Six Thousand Three Hundred and Twenty-Nine Dollars, 32/100).

13   WARRANTY

13.1 GENERAL PROVISIONS RELATED TO THE WARRANTY

     13.1.1 Alcatel guarantees the quality and good working of the System according to the details specified in the POR, for a period of 12 (twelve) months counted as from its Acceptance.

          The special provisions on the warranty for the MS IPTV Product are established in the MS License.

     13.1.2 The repaired or exchanged equipment shall be supplied in accordance with the procedures applied by the relevant Subcontractor, up to whether the last to occur of (I) the warranty period for the Equipment originally supplied, or (II) a period of 6 (six) months as from the date of the corresponding repair or exchange.


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          In the event the System or its essential elements show recurrent defects of the so-called "Failures A" and "B" in a six month period within or out of the warranty period, Alcatel shall be obligated to review the cause of the "Failures A" and "Failures B" which have presented themselves in the System at no additional cost to Customer, and undertakes to replace the System components giving rise thereto at no cost to Customer.

          The System components replaced by Alcatel further to the preceding paragraph shall be guaranteed for 12 (twelve) months, as from the date of substitution or replacement in the System.

          In the event of repaired or replaced equipment, the import and/or export costs shall be covered by Alcatel.

     13.1.3 These warranty obligations shall not be applicable if (I) the System, or any part thereof undergoes modifications, alterations or repairs without the authorization of Alcatel, or (II) Customer fails to comply with its obligations under the warranty provisions, or (III) any the defects arise as a result of the negligence, abuse, lack of maintenance, unsuitable handling, storage, operation, interconnection or installation for any reason not attributable to Alcatel, or (IV) despite adequate notice of Alcatel, Customer fails to continuously provide a suitable operative and installation environment,

     13.1.4 Alcatel shall inform in writing Customer at least 6 (six) months in advance, in the event that any component of the System is discontinued in the market, with the exception of the Other Components.

     13.1.5 The Parties hereto represent that the foregoing obligations in connection with the Alcatel warranty are in line with the mandatory provisions of applicable law. Therefore, the foregoing constitutes all the warranty obligations of Alcatel with respect to the System, and shall be to the entire satisfaction of the responsibilities of Alcatel as regards defects or breakdowns in the System or any part thereof.

13.2 GENERAL WAIVERS

     13.2.1 The products and services provided free of charge shall be supplied "as they are", with no guaranty whatsoever. Customer agrees that the provisions of this paragraph as regards free products and services are reasonable including, among other aspects, that they shall be provided free of charge in order to grant Customer an opportunity to see whether they are appropriate for its business, and without full and complete tests on the part of Alcatel.

     13.2.2 Insofar as regards diagnosis of the Failure and correction thereof, Customer shall deliver the System to Alcatel in such a way that Alcatel may begin to correct any defects without additional preliminary work. Customer shall provide reasonable assistance, including having available reports on Failures, data files, logs and similar articles with respect to the System, together with the additional computer devices required to reproduce the conditions existing at the time Failure arose. Such reasonable assistance shall be provided to Customer at no cost.


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14   INFORMATION AND TRAINING

14.1 Standard training and information shall be supplied in accordance with this Agreement and the POR.

14.2 In order for the training to take place, Customer shall pay any traveling expenses of its agents, which should be previously approved by Customer in writing.

15   RECYCLING AND/OR DISCARDING OF THE EQUIPMENT

The conditions for recycling and discarding the Equipment applicable to this Agreement, are provided in Exhibit 6.

16   EXPORT CONTROLS

16.1 The Parties agree to comply with all export control regulations imposed by the governments of Belgium, Canada and the United States of America. Customer specifically agrees that the Goods supplied or licensed by Alcatel hereunder are subject to commercial penalties and to the export control laws, as well as to the regulations of the United States of America, and shall not be exported, re-exported, re-transported nor transferred directly or indirectly, contrary to the orders, law or regulations of the United States of America.

17   OWNERSHIP AND RIGHT OF USE

17.1 OWNERSHIP

     17.1.1 Alcatel shall retain all Copyrights specifically related to the descriptions, plans, designs and other documents, together with any methods, patents, know-how and tools (including software) belonging to Alcatel and/or which Alcatel may have used to develop and provide the System or to perform the Services, or which Alcatel may have included in such System. Nothing shall prevent Alcatel from (I) carrying out same or similar Services, nor from (II) using its know-how, skills and expertise, nor any idea, know-how and techniques acquired or used in rendering the Services.

     17.1.2 In the event that any invention be implemented by Alcatel in connection with the performance of this Agreement, it shall be entitled to file any patent or utility model application on such invention in its name, at its own expense and in all countries.

          In the event that any invention be implemented jointly by the parties to comply the purpose hereof, the Parties shall agree on any terms and conditions for its registration before the corresponding authorities.

17.2 SOFTWARE

     17.2.1 The copyright for any Software which may be transferred in any way with the System, including but not limited to computer programs or modules and related documents, belong to Alcatel or to its licensees. Alcatel


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          grants Customer no right whatsoever over any Software other than that specifically specified herein. Customer agrees not to remove nor alter any notice of copyrights appearing in the Software provided hereunder.

     17.2.2 Alcatel shall grant Customer an exclusive and non-transferable right (without the right to sub-license) to load, run, unfold, execute and store the Software in the form delivered (i.e. object code) in the System, in accordance with the POR.

     17.2.3 Customer shall not be entitled (I) to translate, organize or modify the Software, or assume for himself the correction of any error contained therein, (II) to reproduce the Software in whole or in part in any manner except to make the copies for the loading, sampling, execution or storage of the Software in accordance with the POR, and
          (III) to sublicense or assign the Software.

     17.2.4 Should Alcatel deliver a backup copy of the Software to Customer, such delivery shall in no way be understood as an authorization for Customer to make additional backup copies.

     17.2.5 Customer agrees not to recompile, reverse engineering, nor disassemble the Software or any part thereof.

     17.2.6 Subject to any revelation expressly authorized by Alcatel, Customer shall maintain the Software as confidential, including, but not limited to, printed manuals or materials in connection with computer programs covering such Software and shall ensure that his employees and any third parties involved in the exploitation of the Software maintain the confidentiality of such Software.

     17.2.7 The information of the user and other information required for the Software supplied by Alcatel hereunder, may only be used by the employees of Customer on "as needed" basis for the operation of the System. Customer shall be entitled to make a reasonable number of copies solely for the use of such employees, and only for such purpose.

     17.2.8 Any special restriction or requirement for the use of the Subcontractor Software provided by Alcatel shall be binding on Customer.

17.3 COPYRIGHT OF THE MS IPTV PRODUCTS.

     The copyrights in connection with the MS IPTV Product shall be governed in Terms of the MS license. In the event of discrepancy between this Clause and the Terms of the MS license, the latter shall prevail with respect to the MS IPTV Products.

18   VIOLATION OF COPYRIGHTS

18.1 Subject to the terms and conditions of this Agreement, Alcatel shall release Customer from any responsibility and defend the Customer against any claim for violation of copyrights of any third party, always providing
     (I) the System has been used in accordance with the POR, (II) the System has not been amendend without the prior express consent of Alcatel, (III) the supposed violation is not due to the MS IPTV Product in the copyrights of any third party which have been


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     governed solely by the Terms of the MS license, and (IV) Customer has given
     Alcatel prompt notice of the claims filed or threatening actions and has advised Alcatel of all the relevant documents and information held by Customer.

18.2 If Customer receives a court order stating that the Equipment or Software supplied by Alcatel contravenes the copyrights of a third party, Alcatel may, at its own cost and option: (I) acquire for Customer the right to use the Equipment or Software in question, (II) or change such Equipment or Software in such a way that it contravenes no copyright, or (III) should one of the foregoing options be feasible in reasonable terms and conditions, Alcatel shall return the defaulting potion of the Equipment or Software and reimburse the purchase price.

     If any of the foregoing options apply, the provisions of insert b) of clause entitled Effectiveness, Term and Termination shall apply.

18.3 The Goods provided by Subcontractors may be supplied with copyright violation conditions still more restrictive than those applied by Alcatel. Customer agrees that, prior notice to Alcatel, such more restrictive conditions shall be incorporated to this Agreement by reference and shall be applied to such Goods provided by the Subcontractors. This Clause shall not be applicable to the MS IPTV Product which is governed solely by the MS licensing Terms.

18.4 The responsibility for damages suffered by Customer by reason of any claim by third parties against Customer based on any violation by the MS IPTV Product of such copyrights of the third party shall be determined by the MS licensing Terms.

19   SPECIAL CONDITIONS APPLICABLE TO THE MS IPTV PRODUCT

     The special conditions applicable to the MS IPTV Products are established in Exhibit 4 hereof.

20   LIMITATIONS AND/OR EXCLUSIONS OF LIABILITY

20.1 GENERAL

     20.1.1 Notwithstanding any other provision to the contrary, neither of the Parties shall be responsible for any indirect or incidental damage including, but not limited to, commercial damages, interruption of business, anticipated loss of business, revenues or profits, loss of customers, loss of use or loss of data.

     20.1.2 Neither of the Parties shall be responsible in any case for loss or damage suffered by either of them as a result of any default by the other Party in the implementation of its obligations.

     20.1.3 Notwithstanding any other provision, the total responsibility of Alcatel under this Agreement for direct or indirect damages, together with the amount resulting from payment of the fines established in Clause 12.1, shall in no event exceed an amount equal to 10% (ten percent) of the project Price paid by Customer up to that date.

     20.1.4 The responsibility of Alcatel shall end upon termination of this Agreement.

20.2 SPECIAL PROVISIONS FOR THE MS IPTV PRODUCT


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     The responsibilities in respect of the MS IPTV Product shall be governed exclusively pursuant to the Terms of the MS license.

21   FORCE MAJEURE

21.1 Neither of the Parties shall be responsible for default under this Agreement, if such default was the result of circumstances beyond its reasonable control (including but not limited to: strikes or labor disputes, wars, hostilities or sabotage, epidemics, severe weather conditions, earthquakes, government actions or omission of Subcontractors by reason of natural disaster or force majeure), always providing the Party invoking this Clause has: (I) notified the other Party as soon as possible of the existence of such circumstances, (II) used its reasonable efforts to mitigate the consequences of such circumstances, and (III) shall continue to comply with this Agreement as soon as such circumstances cease to exist.

21.2 If any of such circumstances continue for more than 3 (three) months, the Parties agree to commence dealings for the purpose of amending this Agreement.

22   MODIFICATIONS AND WAIVERS

22.1 No provision of this Agreement shall be modified, added to or waived, except by the written agreement of the Parties.

22.2 The waiver of any right or failure to exercise any action which by law corresponds to either of the Parties, arising from default hereunder, shall at no time be considered as a waiver of rights or non-applicability of subsequent rights.

22.3 The Project Managers of each of the Parties hereto may make changes to (I) the POR in accordance with the rules therein established, and (II) the scope of the Maintenance Services in accordance with the rules established in the POR. Each reviewed POR shall replace the previous one.

23   CONFIDENTIALITY

23.1 Any information, including but not limited to data, business information, technical information, specifications, drawings, schedules, models, registers, samples, tools, computer programs and written or oral information received by any other means (hereinafter referred to as the "INFORMATION"), provided by either of the Parties to the other, shall continue to be the property of the informing Party.

23.2 Information received from the informing Party shall be kept under strict confidentiality by the receiving Party, and shall only be used to comply with this Agreement. Each Party agrees to adopt all other measures with respect to its employees who may have access to the information revealed by the other Party. Confidentiality and restrictions on the use of information received from the other Party shall not apply to the information (I) which, at any time its revelation is, or subsequently becomes (without violation by the receiving Party) of public domain, or (II) which has been known by the Receiving Party prior to revelation by the informing Party, without obligation or restriction as such; or (III) if the receiving Party or any of its Affiliates may evidence that it was developed independently,


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     without the benefit of the information received from the informing Party.

23.3 Notwithstanding the foregoing, either of the Parties shall be entitled to reveal the information received from the informing Party or any other party to its Subcontractors as far as they need to know same for compliance with this Agreement, always providing the Subcontractor assumes such confidentiality obligation.

23.4 This Clause shall continue in force for 5 (five) years following expiry or termination of this Agreement for any reason whatsoever.

24   EFFECTIVENESS, TERM AND TERMINATION

24.1 EFFECTIVENESS AND TERM

Unless the Parties otherwise agree, no contract nor provision whatsoever shall come into effect for delivery purposes, until:

     -    the Parties hereto enter into this Agreement;

     -    the advance mentioned above has been received;

     -    approval is obtained from the competent government authorities;

     -    The Export Financing becomes effective and is available

     -    Final approval is received from the Belgian financial authorities

24.2 TERMINATION

     24.2.1 This Agreement may be terminated by either of the Parties by means of a notice to the other Party if any of the following events occur:

          - In the event of any material default by either of the Parties (hereinafter the "Defaulting Party") on its contractual obligations which is not remedied within 45 (forty five) days counted as from the receipt of written notice from the other Party stating the nature of the default and asking that it be remedied, or

          - In the event of default on timely payment of any amount owed under this Agreement, once the respective notice has been made by the other Party; or

          - In the event of Force Majeure having subsisting for 6 (six) months or more; or

          - In the event judicial dissolution proceedings have been instituted, or any proceedings which may result in judicial dissolution over all or any part of its company, upon dissolution or commitment in favor of its creditors or when negotiations have commenced for this purpose, unless such proceedings have been resolved within a term of four (4) weeks, or in the event the Defaulting Party declares a moratorium on the payment of its debts, or should the Defaulting Party be unable to meet its financial obligations,

          - When the other Party informs the Defaulting Party in writing with respect to termination of this Agreement, without prejudice to its other rights according to the Law.


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     24.2.2 Additionally, Alcatel may terminate this Agreement, without taking into consideration the period mentioned in the preceding Clause, should Customer fail to comply with the Terms and Conditions of the MS License.

     24.2.3 In the event of termination

          (a) by Alcatel due to Customer default, as mentioned in Clause 24.2.1 and 24.2.2 above, Customer shall pay Alcatel the price of the System and Services already delivered and the amounts, should any exist, which should be paid to Alcatel on the termination date, including costs and expenses incurred or having an irrevocable commitment by Alcatel with respect to the System and Services not yet delivered, or not fully completed on the termination date;

          (b) by Customer due to Alcatel default, as mentioned in Clause 24.2 above, Customer may:

               - Retain the System and Services already delivered subject to payment of a suitable price; or

               - require from Alcatel reimbursement of each payment made within 30 (thirty) days following that on which it is terminated/withdrawn, subject to delivery of the corresponding credit note from Customer and dismantling and removing the System from the Site of Customer at the cost of Alcatel.

25   MISCELLANEOUS

25.1 CONSIDERATIONS ON THE MERGER OF ALCATEL AND LUCENT

     The Parties hereto agree that, once the imminent merger between Alcatel and Lucent has been published, Alcatel undertakes to honor this Agreement and the Exhibits thereto, and to comply with its obligations thereunder, in addition to supporting the offered platform, including any elements supplied. Notwithstanding the foregoing, Alcatel agrees that, if as a concequence of the merger the Middlewave Microsoft IPTV platform ceases to be the platform supported by Alcatel, this shall be replaced at its own cost by its new platform. In the event that the new platform is not compatible with the Set Top Boxes of the base installed by Customer during performance of this Agreement, Alcatel shall make the corresponding integration at no additional cost to Customer.

25.2 ASSIGNMENT AND SUBCONTRACTING

     25.2.1 Neither of the Parties may assign any right or obligation whatsoever without the prior express written consent of the other Party, except that Alcatel shall be able to assign this Agreement in whole or in part to any of its Affiliates.

     25.2.2 Alcatel shall be able to subcontract all or any part of its obligations hereunder to any Subcontractor of its choice. In the event Alcatel enters into such subcontracting, it shall in no way create any contractual or employer-employee relationship whatsoever between Customer and any


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          Alcatel Subcontractor.

     25.2.3 Alcatel shall ensure that the provisions of Clause 22.3 are complied with by such Subcontractors, with respect to any of the confidentiality obligations.

25.3 NO PARTNERSHIP BETWEEN THE PARTIES

     This Agreement shall create no relationship of association, employment or co-investment commitment between the Parties.

25.4 COMPLIANCE WITH REGULATIONS AND INDEMNITY

     25.4.1 Customer shall comply with all pertinent export laws and regulations of Mexico, Belgium and the United States, in accordance with Clause 15, in order to ensure that the System or any portion thereof are not exported directly or indirectly in violation of such laws and regulations.

     25.4.2 Alcatel and Customer shall ensure that the Members of the Project team comply with the laws and regulations applicable in any country where it is required to provide the Services, carry out the Acceptance Tests, train, or to take any action abroad. Employees shall receive prompt instructions in order to gather the required documentation in order to comply with obligations where the service is provided.

     25.4.3 Should any government authority issue a regulation or instruction affecting the System or the Services hereunder, the Parties may amend such system or services in such a way that such regulation or instruction may be applicable. When Alcatel incurs in any cost, expenditure or fee arising from such regulations or instruction in connection with this Agreement, Alcatel shall be entitled to recover such costs of Customer upon review and authorization by both Parties.

     25.4.4 If any provision of this Agreement, for any reason, is considered unenforceable, illegal or cannot be complied with, then such unenforceability, illegality or the fact that it cannot be complied with shall not affect the rest of this agreement and this Agreement shall be considered as though such provision had never been included.

25.5 APPLICABLE LAW AND DISPUTES

     25.5.1 This Agreement shall be interpreted in accordance with Mexican legislation.

     25.5.2 All disputes arising from or related to the execution, performance, interpretation and termination of this Agreement which cannot be amicably resolved between the Parties, shall be resolved by means of arbitration in accordance with the rules of the International Chamber of Commerce with 3 (three) arbiters appointed in accordance with such rules, unless the Parties expressly agree on the name of 1 (one) single arbiter. The arbitration shall take place in Paris. All procedures shall be carried out in the English language.

     25.5.3 Notwithstanding the foregoing, each of the Parties shall be entitled at any time to request any action to protect its confidential information and copyrights from a competent court, and the subject matter of such action,


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          shall be excluded from the scope of the arbitration.

     25.5.4 Unless otherwise provided herein, each one of the Parties shall be responsible for any costs and expenses incurred in connection with the performance of their rights and obligations hereunder.

25.6 SUBSISTENCE

     25.6.1 The provisions related to the use and restriction of rights, perpetual licenses, license owership and transfer, warranties, defense of copyrights or undue appropriation, limitations of liability, confidentiality, verification and compliance with any license or service agreement in which they are incorporated, shall remain in force despite the expiry, cancellation or termination of this Agreement. Should Customer order maintenance services, these shall continue in full force even after this Agreement expires or is terminated.

25.7 ENTIRE AGREEMENT AND COPIES

     25.7.1 This Agreement represents the entire agreement of the Parties as regards the Project and replaces any previous or simultaneous communication. Any term and condition containing any purchase order shall not be applicable. In the event of discrepancy between this Agreement, the Exhibits thereto, the Commercial Agreement or the POR, the POR and the Commercial Agreement shall prevail. The Project Managers shall jointly prepare an application to the management committee (as defined in the POR), when he decides to amend this Agreement in line with the POR (amended).

     25.7.2 This Agreement having been read and no error, fraud, bad faith or violence existing, it is signed by the Parties in the City of Mexico, Federal District, on the 15 (fifteenth) day of December, 2006.

MAXCOM TELECOMUNICACIONES, S.A.         ALCATEL MEXICO, S.A. DE C.V.
DE C.V.


-------------------------------------   ----------------------------------------
REPRESENTED HEREIN BY THE JORGE LOPEZ   REPRESENTED HEREIN BY FEDERICO GUILLEN
AGUADO JIMENO                           MONINO


                                        ALCATEL BELL N.V.


                                        ----------------------------------------
                                        REPRESENTED HEREIN BY FEDERICO GUILLEN
                                        MONINO


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                                   EXHIBIT 1:

                                       BY


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                                   EXHIBIT 2:

                            OFFER - EXECUTIVE SUMMARY


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                                   EXHIBIT 3:

                PURCHASE ORDER, PRICE AND PAYMENT OF THE PROJECT

PURCHASE ORDERS

1.1. The parties agree that the Purchase Orders issued by Customer shall include, and comply with the following requirements:

     a)   Reference to this Agreement, and to the Purchase Order No.

     b)   Type, amount and price of the Equipment to be purchased by Customer.

     c) Specifications with respect to the place and time of delivery (Delivery Schedule) (as applicable)

     d) Specifications with respect to the packing and transportation requirements (as applicable)

     e) Specifications for the effectiveness of certain conditions (as applicable)

     f)   Other Terms and Conditions for the Purchase Order, if any.

1.2. Alcatel shall have 10 (ten) business days as from the date of delivery of the respective Purchase Order, to verify whether the terms and conditions referred to therein are established in accordance with the contents hereof.

1.3. In the event that Alcatel has no objection on the terms of the Purchase Order and accepts such terms as forwarded by Customer, Alcatel shall return the Purchase Order duly signed to Customer within 15 (fifteen) days following the date of receipt of the Purchase Order, in which case it shall be understood that the Purchase Order was accepted by the Parties as from the date it was signed by Alcatel.

1.4. In the event of any considerations or comments made on the Purchase Order, Alcatel shall ensure delivery thereof to Customer within 15 (fifteen) business days from the date of delivery of the Purchase Order. In such event, Customer shall send a new Purchase Order or, as applicable, the amendments thereto requested by Alcatel, within 5 (five) days after the requested modification has been received, it being understood as accepted as from the date it is signed by Alcatel.

1.5. Each Purchase Order shall come into effect in accordance with the provisions of this Exhibit, always providing that the following conditions are complied with:

          -    The formal Agreement comes into effect;

          -    Alcatel receives the corresponding advance;

          - Bank confirmation on the viability of the Export Credit for the respective Purchase Order.

          - Final approval is obtained from the Belgian Financial authorities.

          - Government authorizations are obtained for the respective Purchase Order.


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                                   EXHIBIT 4:

                          MS END USER LICENSE AGREEMENT

The following conditions shall be interpreted together with the License Agreement, which is attached hereto.

1.1  MS IPTV PRODUCT USE

     1.1.1 Customer may copy, install and use the MS IPTV Product in its own servers and allow Subscribers to access the MS IPTV Product solely for the purpose of providing IP television services to Customer's IPTV Devices through Customer's network.

     1.1.2 Customer may distribute Software updates to its subscribers in a remote format in its Network to the IPTV Devices of Customer.

     1.1.3 Customer may make a reasonable number of copies of the MS IPTV Product to test same and as file or backup copies, as long as such use is internal and in servers which cannot be accessed by the Subscribers.

     1.1.4 Customer may allow its employees and authorized representatives to use the MS IPTV Product to make demos copies of their IP television services as long as Customer receives no compensation for such demo copies. Customer assures that its access to the MS IPTV Product shall be given solely to authorized employees of Customer, and assumes full responsibility for any unauthorized use by third parties of the MS IPTV Product resulting from those demo copies which does not fully comply with the MS licensing terms.

     1.1.5 Customer may copy and use internally any user documentation included in the MS IPTV Product. Customer may modify, copy and distribute any information of the user documentation identified by Microsoft for the exclusive use of Subscribers, as a part of a Subscriber Manual, always providing the applicable notification of Microsoft copyrights is included on the first page of any of these manuals and that such use is in accordance with MS licensing terms.

     1.1.6 As provided in the MS end user licensing agreement and only on the express authorization of Microsoft, Customer may make descriptive reference to the trademarks of the word Microsoft in a non-stylized manner in the documentation, advertising and marketing materials, including web pages, in accordance with the standard guidelines of Microsoft registered trademarks (available in www.Microsoft.com/trademarks). Customer is not permitted to use any of the Microsoft logos without a separate license, and the MS licensing provisions grant no right whatsoever to Customer on the registered trademarks, logos or service trademarks of Microsoft.

     1.1.7 Following the express consent of Alcatel, Customer can make descriptive references to the non-stylized word trademarks of Alcatel in documentation, advertising and marketing materials, including web pages, in accordance with the registered trademark guidelines of Alcatel. Customer is not permitted to use any of the Alcatel logos without a separate license, and the MS licensing terms grant Customer no right whatsoever over the registered trademarks, logos or service trademarks of Alcatel.

     1.1.8 Except for the limited rights of the MS IPTV Product granted in the MS


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          licensing terms, any rights, ownership and interests with respect to the MS IPTV Product and ideas, concepts, know-how, techniques, information, materials and/or preexisting technologies in any form and excluding any patent, copyright, trade secret and other copyrights thereof shall remain conferred on Microsoft or its suppliers. Each Party agrees to execute any suitable document and to take other actions reasonably requested by the other Party in order to comply with the purpose of this Clause. Except as previously established in this Clause, Customer and the latter's personnel shall obtain no rights for the MS IPTV Product, and Customer agrees not to reveal any portion of the MS IPTV Product to any third party.

1.2  RESTRICTIONS ON USE

     1.2.1 Customer shall not:

               (a) Rent, lease, encumber, lend, copy, have available or distribute the MS IPTV Product except for the use expressly permitted in the MS licensing terms;

               (b)  Provide commercial hosting services;

               (c) Perform any reverse engineering, decompile, dissemble the MS IPTV Product, except insofar as applicable law permits notwithstanding this limitation;

               (d)  Amend the MS IPTV Product;

               (e) Remove, change or cover up any notice of copyright, registered trademark or any other notice of proprietary rights appearing in the MS IPTV Product;

               (f) Distribute or use the pre-released software obtained from Alcatel or Microsoft for the purpose of effecting internal evaluation and tests; or

               (g) Provide any service based on, or provide access to, the MS IPTV Product, to the United States government.

     1.2.2 Customer and Alcatel shall comply with all laws and regulations for controlling exports, both national and international, applicable to the MS IPTV Product. Such laws contain restrictions on the destinations, end users and final use.

1.3  COMPLIANCE WITH LICENSING REQUIREMENTS

     Customer shall make reasonable efforts in order for employees, representatives and other individuals having access to the MS IPTV Product to be informed that such MS IPTV Product is licensed by Microsoft under the MS licensing terms, and can only be used in accordance with the MS licensing terms.

1.4  HOW TO PLACE ORDERS AND DELIVER LICENSES

     1.4.1 For the first 40,000 users, Customer shall place orders in minimum blocks of 10,000 licenses, and in minimum blocks of 5,000 licenses for the following users, as established in Scope of the Work, and Alcatel shall confirm each order within 3 (three) business days subsequent to receipt thereof. Delivery shall be performed by means of electronic transfer and


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          the time of delivery shall not exceed 10 (ten) business days as from the date on which Alcatel confirms the order.

     1.4.2 Once Alcatel receives any payment it shall inform Microsoft, and the latter shall provide a confirmation of license to Customer to show that the license is in force. Customer can make previous use thereof prior to receipt of this confirmation of license.

     1.4.3 If Customer remakes a delivery due to non-correspondence with the order, Customer shall be entitled to return the entire delivery at the cost and risk of Alcatel, and Customer shall have a credit for the total of such complete delivery, which shall be returned to Customer if the invoice has already been paid.

1.5  REPORTS AND PAYMENTS OF SUBSCRIBER LICENSES

     1.5.1 Prices

          The MS IPTV Products are available based on the number of Subscribers covering the license, as listed in Exhibit 4. Customer may only purchase licenses in such amounts which are available within the Project Allotments.

     1.5.2 Initial order

          The initial order of Customer is described in the POR.

     1.5.3 Following orders; number of Subscribers

               (a) Customer shall place subsequent orders in accordance with the terms of the POR.

               (b) Customer is responsible for tracking the number of Subscribers having access to the MS IPTV Services of the MS IPTV Product.

     1.5.4 Payment terms for additional licenses (not included in the Price of the project).

               (a) Alcatel shall invoice Customer following receipt of Customer's order referred to in this Clause. Customer shall pay each invoice in full within 30 (thirty) days following the date thereof.

               (b) Payments not received by Alcatel within the agreed term shall be subject to overdue interest at the rate agreed for late payments in the Agreement. Customer shall make all payments by means of a banking or electronic transfer of funds through a payment agency attaching details of the electronic transfer, in accordance with the payment instructions described in Clause 5. Customer agrees to make such payment, notwithstanding not having received any payment of its Subscribers.

     1.5.5 Reports on use

          While this Agreement remains in force, Customer agrees to provide quarterly reports on use to Alcatel, containing the following information: (I) the number of Subscribers having access to the MS IPTV Product during the preceding month; (II) the location of the servers in which Customer has installed the MS IPTV Product; and
          (III), if applicable, the reports on use and the total number of Subscribers of any Affiliate able to use the MS IPTV Product, in accordance with a local contract on line with this


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          Agreement.

1.6  SERVICES AND SUPPORT

     Alcatel is not obligated to provide any service or support not expressly contemplated in this Agreement or its Exhibits. Any other service or support which Alcatel may provide shall be agreed as an amendment to the Agreement. Customer is responsible for providing support directly to its Subscribers.

1.7  LICENSING RIGHTS UPON TERMINATION OF THE AGREEMENT

     Once the Agreement has been terminated, Customer can continue using the MS IPTV Product and licenses purchased at his own risk. However, the maintenance services shall also be automatically terminated, and Alcatel shall suspend any services or support for the MS ITV Product.

1.8  PRODUCT WARRANTY FOR THE MS IPTV PRODUCT

     The MS end user licensing agreement shall provide a limited product warranty for such MS IPTV Product.

1.9  LIMIT OF LIABILITY FOR THE MS IPTV PRODUCT.

     1.9.1 The obligations and responsibilities of the Parties with respect to the MS ITV Product shall be fully and exclusively governed by the MS licensing terms.

     1.9.2 The responsibility of Microsoft with respect to the MS IPTV Product, is fully governed by the MS end user licensing agreement.

1.10 ASSIGNMENT

     Neither Party may assign the MS end user licensing agreement, and neither of them may assign any right or obligation whatsoever under the MS licensing terms in connection with the MS IPTV Product, whether by contract, merger, operation of law, etc., without the prior express consent of the other Party, which consent shall not be unreasonably withheld. Any assignment contravening this Clause shall be null and void.


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                                    EXHIBIT 5

                    RECYCLING AND/OR DISCARDING OF EQUIPMENT

1.1 For any Used Equipment which Alcatel should collect, Customer shall notify Alcatel and any third party acting on behalf of Alcatel, in writing, of its intention to return such Used Equipment, and at its own cost:

     1.1.1 Shall prepare any Used Equipment to allow its adequate handling and transport, together with its easy review (for example, to check that the Used Equipment is complete);

     1.1.2 Shall place any Used Equipment at the disposition of Alcatel or of any third party acting on behalf of Alcatel, at the facilities where it was delivered to Customer or at a sole loading point for collecting the equipment. Notwithstanding the foregoing, Alcatel shall reasonably decide another suitable location at which the Used Equipment can be placed at the latter's disposition or that of any third party assigned or acting on behalf of Alcatel;

     1.1.3 Shall provide to Alcatel and to any third party assigned by or acting on behalf of Alcatel together with the Used Equipment, a complete and detailed packing list describing the type of Used Equipment delivered, together with any information in connection with such Used Equipment;

     1.1.4 Shall release the batteries before placing them in the Used Equipment at the disposition of Alcatel or any third party acting on behalf of Alcatel, and ensure suitable disposal and/or recycling in accordance with applicable law.

1.2 Customer shall be responsible for ensuring compliance with any applicable provision and recycling regulations for any Equipment which Customer moves to a country outside the Territory.

1.3 Customer shall be responsible for removing any data or information from the Used Equipment, and Alcatel shall under no circumstances be considered responsible for the loss of data or information not eliminated by Customer.

1.4 Customer represents and guarantees that such Used Equipment delivered to Alcatel or otherwise is not subject to any third party rights or security interest which prevents Customer from delivering such Equipment. Customer shall indemnify and release Alcatel from all liability in the event of any claim by a third party in this respect. The sole responsibility of Customer shall be to ensure that any Used Equipment is collected from its own customers and/or end users and to take any steps and obtain the authority required to comply with the provisions of this Clause.

1.5 Used Equipment shall be delivered by Customer to Alcatel or to any assigned third party free of charge, and without any compensation whatsoever pending payment by Alcatel or any assigned third party in this respect.

1.6 Alcatel shall not be obligated to collect any Equipment whatsoever delivered by Customer which is not Used Equipment (all equipment pertaining to such group being referred to as "NON-ELIGIBLE EQUIPMENT"). All costs incurred to collect, handle, transport, return or recycle in any other way, or in dealing with Non-eligible Equipment, shall be paid by Customer to Alcatel at the time the corresponding invoice is received.

1.7 Alcatel shall ensure that all the Used Equipment gather by Alcatel or any assigned third party shall be properly disposed of and/or recycled in accordance with applicable law and/or the regulations in connection with the collection of electric and electronic equipment waste and any amendment thereto.

                                    EXHIBIT 6

                              COMMERCIAL AGREEMENT


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     ALL RIGHTS RESERVED. PASSING ON AND COPYING OF THIS DOCUMENT, USE AND
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